Exhibit 99.1

BROCADE CONTACTS
Public Relations Ed Graczyk Tel: 408-333-1836 egraczyk@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com
Brocade Reports Fourth Quarter and Fiscal 2015 Earnings
Record Total Revenue, IP Networking Revenue, and Earnings per Share in Fiscal 2015
SAN JOSE, Calif., November 23, 2015 — Brocade® (NASDAQ: BRCD) today reported financial results for its fourth quarter and full fiscal year 2015 ended October 31, 2015. Brocade reported fourth quarter revenue of $589 million, an increase of 4% year-over-year and 7% quarter-over-quarter. Revenue for fiscal year 2015 was $2,263 million, up 2% year-over-year. The resulting GAAP diluted earnings per share (EPS) was $0.20 for the fourth quarter and $0.79 for fiscal year 2015, up 6% and up 48% year-over-year, respectively. The fiscal year 2014 GAAP EPS included a non-cash goodwill impairment charge associated with the strategic repositioning of the Brocade ADX® product family. Non-GAAP diluted EPS was $0.26 for the fourth quarter and $1.01 for fiscal year 2015, up 8% and up 12% year-over-year, respectively.
“Fiscal 2015 was a productive year in which we achieved many significant milestones,” said Lloyd Carney, CEO of Brocade. “We delivered annual revenue growth in fiscal 2015, with a year-over-year revenue increase in each fiscal quarter. We grew our non-GAAP EPS by 12% for the fiscal year, delivering more than a dollar per share for the first time. We continued to expand our portfolio of software and hardware products through both technology innovation and strategic acquisitions. Looking forward, these investments create new opportunities for us to continue to grow revenue and EPS in 2016 and beyond.”

Quarterly Key Financial Metrics: (1)

	Q4 2015		Q3 2015		Q4 2014		Q4 2015 vs. Q3 2015	Q4 2015 vs. Q4 2014
Revenue	$589	M	$552	M	$564	M	7%	4%
GAAP EPS—diluted	$0.20		$0.21		$0.19		(7%)	6%
Non-GAAP EPS—diluted	$0.26		$0.27		$0.24		(4%)	8%
GAAP gross margin	67.0%		67.4%		66.8%		(0.4) pts	0.2 pts
Non-GAAP gross margin	67.9%		68.6%		67.7%		(0.7) pts	0.2 pts
GAAP operating margin	20.2%		21.7%		22.4%		(1.5) pts	(2.2) pts
Non-GAAP operating margin	25.0%		26.9%		26.8%		(1.9) pts	(1.8) pts
(1) Full fiscal year financial metrics are detailed in the financial statements and schedules presented below.
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
Highlights:

•
Q4 2015 SAN product revenue was $325 million, flat year-over-year and up 5% quarter-over-quarter. The Q4 year-over-year product revenue performance reflects a 14% increase in director sales and a 1% increase in embedded switch sales, offset by a 12% decrease in switch sales. For fiscal year 2015, SAN product revenue was $1,301 million, down 2% year-over-year, primarily due to lower switch and embedded switch sales, partially offset by higher director sales.

•
Q4 2015 IP Networking product revenue was $170 million, up 12% year-over-year and 10% quarter-over-quarter. The Q4 year-over-year increase was primarily driven by a 28% increase in Ethernet switch sales and improved software sales, partially offset by a 20% decline in router revenue. For fiscal year 2015, IP Networking product revenue was $601 million, up 14% year-over-year due to stronger switch, router, and software sales.

•
During Q4, Brocade launched the Brocade Analytics Monitoring Platform, a new, innovative, SAN solution designed for both new and existing Fibre Channel storage networking customers. This solution allows customers to better monitor, analyze and control their SAN environments, while also improving the operational performance, stability, and security of data flowing between servers and storage devices.

•
In fiscal year 2015, Brocade’s full-year GAAP gross margin and operating margin were 67.5% and 21.8%, respectively. Full-year non-GAAP gross margin and operating margin increased to 68.4% and 26.3%, a full-year improvement of 110 basis points and 30 basis points, respectively. The full-year non-GAAP gross margin improvement was primarily due to lower excess and obsolete inventory charges and lower manufacturing overhead spending, while the operating margin improvement was due to higher gross margins, partially offset by higher sales and marketing and research and development expenses.

•
Full-year fiscal 2015 operating cash flow was $447 million, a 17% decrease from fiscal year 2014. The decrease in operating cash flow was primarily due to higher payments with respect to employee incentive compensation earned in fiscal year 2014 and paid in fiscal year 2015, changes in accounts receivable collections, and higher fiscal year 2015 tax payments related to fiscal year 2014 earnings. During fiscal year 2015, the Company repurchased $344 million of stock, or approximately 30 million shares, and paid $67 million in dividends. This return of capital to shareholders represents 96% of adjusted free cash flow for the year.

Board Declares Dividend

•
The Brocade Board of Directors has declared a quarterly cash dividend of $0.045 per share of the Company’s common stock. The dividend payment will be made on January 4, 2016, to shareholders of record at the close of market on December 10, 2015.

Brocade management will host a conference call today at 2:30 p.m. PT (5:30 p.m. ET) to discuss Q4 and fiscal year 2015 results, as well as Brocade’s Q1 2016 outlook. To access the webcast, please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q4 2015 product, customer, and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101

Financial Highlights and Additional Financial Information

	Q4 2015	Q3 2015	Q4 2014
Routes to market as a % of total net revenues:
OEM revenues	62%	62%	63%
Channel/Direct revenues	38%	38%	37%
10% or greater customer revenues	29%	43%	44%
Geographic split as a % of total net revenues (1):
Domestic revenues	54%	57%	61%
International revenues	46%	43%	39%
Segment split as a % of total net revenues:
SAN product revenues	55%	56%	58%
IP Networking product revenues	29%	28%	27%
Global Services revenues	16%	16%	15%
SAN business revenues (2)	65%	66%	67%
IP Networking business revenues (2)	35%	34%	33%
IP Networking product revenues by use category (3) (4):
Data Center	60%	52%	58%
Enterprise Campus	35%	40%	34%
Carrier Network (MAN/WAN)	5%	8%	8%

Additional information:	Q4 2015		Q3 2015		Q4 2014
GAAP net income	$84	M	$92	M	$83	M
Non-GAAP net income	$108	M	$115	M	$104	M
GAAP operating income	$119	M	$120	M	$127	M
Non-GAAP operating income	$147	M	$149	M	$151	M
EBITDA	$141	M	$142	M	$147	M
GAAP effective tax rate (5)	23.6%		17.4%		29.1%
Non-GAAP effective tax rate (5)	24.2%		20.1%		26.6%
Cash and cash equivalents	$1,441	M	$1,320	M	$1,255	M
Deferred revenues	$317	M	$301	M	$312	M
Capital expenditures	$16	M	$19	M	$14	M
Total debt, net of discount (6)	$796	M	$792	M	$597	M
Cash, net of senior debt, convertible debt and capitalized leases	$566	M	$444	M	$653	M
Cash provided by operations	$180	M	$55	M	$158	M
Days sales outstanding	36 days		33 days		36 days
Employees at end of period	4,640		4,626		4,161
SAN port shipments	1.0	M	0.9	M	1.1	M
Share repurchases	$31.1	M	$103.1	M	$32.8	M
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

(1)
Revenues are attributed to geographic areas based on product delivery location. Since some OEM partners take delivery of Brocade products domestically and then ship internationally to their end users, the percentage of international revenues based on end-user location would likely be higher.

(2)	SAN and IP Networking business revenues include hardware and software product, support, and services revenues.

(3)
Product revenue by use category is estimated based on analysis of the information the Company collects in its sales management system. The estimated percentage of revenue by use category may fluctuate quarter to quarter due to seasonality and the timing of large customer orders.

(4)	Each use category includes enterprise, service provider, and government revenues.

(5)
The lower effective tax rates in Q3 2015 were, in part, due to various tax benefits recognized in the quarter including a domestic manufacturing deduction and releases of previously reserved tax provisions.

(6)
Q4 2015 and Q3 2015 total debt, net of discount, includes the debt discount recorded for the conversion feature that is required to be separately accounted for as equity for the $575 million convertible debt, thereby reducing the carrying value of the debt. The unamortized debt discount for the conversion feature was $69 million as of October 31, 2015, and $73 million as of August 1, 2015.

Non-GAAP Financial Measures
To supplement financial information presented on a GAAP basis, Brocade provides information presented on a non-GAAP basis. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, financial information presented on a GAAP basis. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The most directly comparable GAAP information and a reconciliation between the GAAP and non-GAAP amounts is provided in the tables at the end of this press release.

Management believes that the non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance, both from period to period and relative to its competitors. These non-GAAP financial measures also help with the determination of Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations and the allocation of resources.
Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance relative to its competitors;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analyses; and

•	a better understanding of how management plans and measures Brocade’s underlying business.

Management excludes certain gains or losses and benefits or costs in determining non-GAAP financial measures that are the result of infrequent events or events that arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in Brocade’s debt refinancings; (ii) acquisition and integration costs; (iii) restructuring, goodwill impairment, and other related costs (benefits); (iv) gain on sale of non-marketable equity investment; (v) (gain) loss on sale of business; (vi) legal provision (recovery) associated with certain pre-acquisition litigation; (vii) legal fees (recovery) associated with indemnification obligations and other related costs, net; (viii) gain on litigation settlement, net; and (ix) specific non-cash and non-recurring tax benefits or detriments.

Management also excludes the following non-cash charges in determining non-GAAP financial measures: (i) stock-based compensation expense; (ii) amortization of purchased intangible assets; and (iii) non-cash interest expense related to the convertible debt.

Management believes that the exclusion of stock-based compensation allows for more accurate comparisons of Brocade’s operating results to Brocade’s peer companies because of the varying use of valuation methodologies and subjective assumptions and the variety of award types. In addition, the exclusion of the expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and the exclusion of amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses. In connection with the convertible debt, under the relevant accounting guidance, a non-cash interest expense is recognized for the convertible debt as an imputed interest expense for the conversion feature. Management believes excluding the non-cash interest expense related to the convertible debt from its non-GAAP financial measures is useful for investors because the expense does not represent a cash outflow in the respective reporting periods and is not indicative of ongoing operating performance.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

Limitations: These non-GAAP financial measures have limitations because they do not include all items of income and expense that impact the company. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies. Management compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. Management also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure, and management encourages investors to review carefully those reconciliations.
Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to, statements regarding Brocade’s financial results, goals, plans, strategy, business outlook and prospects. These statements are based on current expectations as of the date of this presentation and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. The risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; Brocade’s ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade’s ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade’s international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments. These and other risks are set forth in more detail in Brocade’s Form 10-Q for the fiscal quarter ended August 1, 2015, and in Brocade’s Annual Report on Form 10-K for the fiscal year ended November 1, 2014. Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.
About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)

ADX, Brocade, Brocade Assurance, the B-wing symbol, DCX, Fabric OS, Fabric Vision, HyperEdge, ICX, MLX, MyBrocade, OpenScript, The Effortless Network, vADX, VCS, VDX, vPlane, and Vyatta are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of Brocade or others.

© 2015 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		For the Year Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
	(In thousands, except per share amounts)
Net revenues:
Product	$494,720	$476,905	$1,902,401	$1,852,187
Service	94,107	87,453	361,059	359,080
Total net revenues	588,827	564,358	2,263,460	2,211,267
Cost of revenues:
Product	155,734	151,025	587,515	592,441
Service	38,816	36,215	147,872	153,033
Total cost of revenues	194,550	187,240	735,387	745,474
Gross margin	394,277	377,118	1,528,073	1,465,793
Operating expenses:
Research and development	94,547	83,687	356,720	345,549
Sales and marketing	157,031	144,991	585,230	554,515
General and administrative	21,808	21,546	87,623	84,941
Amortization of intangible assets	902	135	2,556	10,280
Acquisition and integration costs	809	—	3,942	—
Restructuring, goodwill impairment, and other related costs (benefits)	(41)	229	(678)	89,280
Gain on sale of network adapter business	—	—	—	(4,884)
Total operating expenses	275,056	250,588	1,035,393	1,079,681
Income from operations	119,221	126,530	492,680	386,112
Interest expense	(9,824)	(9,151)	(55,578)	(36,757)
Interest and other income, net	1,095	323	1,949	4,266
Income before income tax	110,492	117,702	439,051	353,621
Income tax expense	26,104	34,283	98,689	115,650
Net income	$84,388	$83,419	$340,362	$237,971
Net income per share—basic	$0.20	$0.19	$0.81	$0.55
Net income per share—diluted	$0.20	$0.19	$0.79	$0.53
Shares used in per share calculation—basic	414,769	431,843	420,331	435,258
Shares used in per share calculation—diluted	422,315	441,649	430,556	446,859

Cash dividends declared per share	$0.045	$0.035	$0.16	$0.07

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended		For the Year Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
	(In thousands)
Net income	$84,388	$83,419	$340,362	$237,971
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	(1,055)	(1,953)	(3,387)	(1,939)
Net gains and losses reclassified into earnings	1,211	(18)	3,755	(235)
Net unrealized gains (losses) on cash flow hedges	156	(1,971)	368	(2,174)
Foreign currency translation adjustments	(775)	(3,480)	(6,556)	(3,196)
Total other comprehensive loss	(619)	(5,451)	(6,188)	(5,370)
Total comprehensive income	$83,769	$77,968	$334,174	$232,601

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 31, 2015	November 1, 2014
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$1,440,882	$1,255,017
Accounts receivable, net of allowances for doubtful accounts of $1,838 and $80 as of October 31, 2015, and November 1, 2014, respectively	235,883	224,913
Inventories	40,524	38,718
Deferred tax assets	78,675	92,692
Prepaid expenses and other current assets	56,235	46,665
Total current assets	1,852,199	1,658,005
Property and equipment, net	439,224	445,433
Goodwill	1,617,161	1,567,723
Intangible assets, net	75,623	26,658
Other assets	53,971	35,856
Total assets	$4,038,178	$3,733,675
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98,143	$93,705
Accrued employee compensation	142,075	169,018
Deferred revenue	244,622	239,993
Other accrued liabilities	77,524	84,592
Total current liabilities	562,364	587,308
Long-term debt, net of current portion	795,804	595,450
Non-current deferred revenue	72,065	71,746
Non-current income tax liability	47,010	39,647
Non-current deferred tax liabilities	24,024	27,153
Other non-current liabilities	3,376	4,310
Total liabilities	1,504,643	1,325,614
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 413,923 and 431,470 shares as of October 31, 2015, and November 1, 2014, respectively	414	431
Additional paid-in capital	1,632,984	1,774,197
Accumulated other comprehensive loss	(25,002)	(18,814)
Retained earnings	925,139	652,247
Total stockholders’ equity	2,533,535	2,408,061
Total liabilities and stockholders’ equity	$4,038,178	$3,733,675

BROCADE COMMUNICATIONS SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
	October 31, 2015	November 1, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$84,388	$83,419
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(6,962)	(26,865)
Depreciation and amortization	22,238	20,277
Loss on disposal of property and equipment	1,543	1,788
Amortization of debt issuance costs and debt discount	4,272	295
Net gain on sale of investment	—	(50)
Provision for doubtful accounts receivable and sales allowances	1,278	2,043
Non-cash stock-based compensation expense	23,934	23,700
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(37,242)	(35,140)
Inventories	(27)	1,869
Prepaid expenses and other assets	5,010	(6,188)
Deferred tax assets	(297)	(934)
Accounts payable	(2,159)	6,748
Accrued employee compensation	35,149	26,754
Deferred revenue	15,565	12,672
Other accrued liabilities	33,888	48,198
Restructuring liabilities	(311)	(733)
Net cash provided by operating activities	180,267	157,853
Cash flows from investing activities:
Proceeds from sale of non-marketable equity investment	—	50
Purchases of property and equipment	(15,601)	(13,559)
Net cash paid in connection with acquisition	—	(16,900)
Net cash used in investing activities	(15,601)	(30,409)
Cash flows from financing activities:
Payment of principal related to capital leases	(141)	(103)
Common stock repurchases	(31,085)	(32,820)
Proceeds from issuance of common stock	31	2,701
Payment of cash dividends to stockholders	(18,651)	(15,114)
Excess tax benefits from stock-based compensation	6,962	26,865
Net cash used in financing activities	(42,884)	(18,471)
Effect of exchange rate fluctuations on cash and cash equivalents	(571)	(3,343)
Net increase in cash and cash equivalents	121,211	105,630
Cash and cash equivalents, beginning of period	1,319,671	1,149,387
Cash and cash equivalents, end of period	$1,440,882	$1,255,017

BROCADE COMMUNICATIONS SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Year Ended
	October 31, 2015	November 1, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$340,362	$237,971
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(48,943)	(64,563)
Depreciation and amortization	84,807	100,647
Loss on disposal of property and equipment	3,163	5,118
Gain on sale of network adapter business	—	(4,884)
Amortization of debt issuance costs and debt discount	13,715	1,151
Write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	4,808	—
Net gain on sale of investments	—	(5,292)
Provision for doubtful accounts receivable and sales allowances	5,173	7,563
Non-cash stock-based compensation expense	88,528	84,914
Goodwill impairment charge	—	83,382
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(15,989)	17,121
Inventories	(1,805)	6,626
Prepaid expenses and other assets	(15,844)	(10,984)
Deferred tax assets	234	(887)
Accounts payable	107	2,339
Accrued employee compensation	(59,703)	(11,382)
Deferred revenue	1,345	8,652
Other accrued liabilities	50,366	96,376
Restructuring liabilities	(2,825)	(12,271)
Net cash provided by operating activities	447,499	541,597
Cash flows from investing activities:
Purchases of non-marketable equity and debt investments	(2,150)	(223)
Proceeds from sale of non-marketable equity investments	1,489	10,798
Purchases of property and equipment	(68,743)	(54,734)
Purchase of intangible assets	(7,750)	—
Net cash paid in connection with acquisitions	(95,452)	(16,900)
Proceeds from collection of note receivable	250	250
Proceeds from sale of network adapter business	—	9,995
Net cash used in investing activities	(172,356)	(50,814)

BROCADE COMMUNICATIONS SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS—Continued (Unaudited)

	For the Year Ended
	October 31, 2015	November 1, 2014
	(In thousands)
Cash flows from financing activities:
Payment of principal related to senior secured notes	(300,000)	—
Payment of debt issuance costs	(1,718)	—
Payment of principal related to capital leases	(1,818)	(2,485)
Common stock repurchases	(343,686)	(335,380)
Proceeds from issuance of common stock	51,376	83,994
Payment of cash dividends to stockholders	(67,470)	(30,384)
Proceeds from convertible notes	565,656	—
Purchase of convertible note hedge	(86,135)	—
Proceeds from issuance of warrants	51,175	—
Excess tax benefits from stock-based compensation	48,943	64,563
Net cash used in financing activities	(83,677)	(219,692)
Effect of exchange rate fluctuations on cash and cash equivalents	(5,601)	(3,071)
Net increase in cash and cash equivalents	185,865	268,020
Cash and cash equivalents, beginning of year	1,255,017	986,997
Cash and cash equivalents, end of year	$1,440,882	$1,255,017

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended
	October 31, 2015	August 1, 2015	November 1, 2014
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$3,189	$3,955	$4,225
Amortization of intangible assets expense included in cost of revenues	2,598	2,549	600
Total gross margin impact from non-GAAP adjustments	5,787	6,504	4,825

Stock-based compensation expense included in research and development	5,475	5,226	5,527
Stock-based compensation expense included in sales and marketing	10,689	10,601	8,832
Stock-based compensation expense included in general and administrative	4,581	4,655	5,116
Amortization of intangible assets expense included in operating expenses	902	889	135
Acquisition and integration costs	809	789	—
Restructuring and other related costs (benefits)	(41)	—	229
Total operating income impact from non-GAAP adjustments	28,202	28,664	24,664

Convertible debt interest	3,730	3,684	—
Income tax effect of non-GAAP adjustments	(8,363)	(9,494)	(3,587)
Total net income impact from non-GAAP adjustments	$23,569	$22,854	$21,077

Gross margin reconciliation
GAAP gross margin	$394,277	$371,904	$377,118
Total gross margin impact from non-GAAP adjustments	5,787	6,504	4,825
Non-GAAP gross margin	$400,064	$378,408	$381,943
GAAP gross margin, as a percent of total net revenues	67.0%	67.4%	66.8%
Non-GAAP gross margin, as a percent of total net revenues	67.9%	68.6%	67.7%

Operating income reconciliation
GAAP operating income	$119,221	$119,849	$126,530
Total operating income impact from non-GAAP adjustments	28,202	28,664	24,664
Non-GAAP operating income	$147,423	$148,513	$151,194
GAAP operating income, as a percent of total net revenues	20.2%	21.7%	22.4%
Non-GAAP operating income, as a percent of total net revenues	25.0%	26.9%	26.8%
BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES—Continued (Unaudited)

	Three Months Ended
	October 31, 2015	August 1, 2015	November 1, 2014
	(In thousands, except per share amounts)
Net income and net income per share reconciliation
Net income on a GAAP basis	$84,388	$91,667	$83,419
Total net income impact from non-GAAP adjustments	23,569	22,854	21,077
Non-GAAP net income	$107,957	$114,521	$104,496
Non-GAAP net income per share—basic	$0.26	$0.27	$0.24
Non-GAAP net income per share—diluted	$0.26	$0.27	$0.24
Shares used in non-GAAP per share calculation—basic	414,769	417,299	431,843
Shares used in non-GAAP per share calculation—diluted	422,315	427,518	441,649

Effective tax rate reconciliation
GAAP effective tax rate	23.6%	17.4%	29.1%
Total tax impact from non-GAAP adjustments	0.6%	2.7%	(2.5)%
Non-GAAP effective tax rate	24.2%	20.1%	26.6%

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	For the Year Ended
	October 31, 2015	November 1, 2014
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$12,946	$14,962
Amortization of intangible assets expense included in cost of revenues	7,641	8,010
Total gross margin impact from non-GAAP adjustments	20,587	22,972

Stock-based compensation expense included in research and development	18,714	18,635
Stock-based compensation expense included in sales and marketing	38,340	31,651
Stock-based compensation expense included in general and administrative	18,528	19,666
Amortization of intangible assets expense included in operating expenses	2,556	10,280
Acquisition and integration costs	3,942	—
Restructuring, goodwill impairment, and other related costs (benefits)	(678)	89,280
Gain on sale of network adapter business	—	(4,884)
Total operating income impact from non-GAAP adjustments	101,989	187,600

Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	15,122	—
Gain on sale of non-marketable equity investment	—	(5,242)
Convertible debt interest	11,731	—
Income tax effect of non-GAAP adjustments	(33,179)	(17,643)
Total net income impact from non-GAAP adjustments	$95,663	$164,715

Gross margin reconciliation
GAAP gross margin	$1,528,073	$1,465,793
Total gross margin impact from non-GAAP adjustments	20,587	22,972
Non-GAAP gross margin	$1,548,660	$1,488,765
GAAP gross margin, as a percent of total net revenues	67.5%	66.3%
Non-GAAP gross margin, as a percent of total net revenues	68.4%	67.3%

Operating income reconciliation
GAAP operating income	$492,680	$386,112
Total operating income impact from non-GAAP adjustments	101,989	187,600
Non-GAAP operating income	$594,669	$573,712
GAAP operating income, as a percent of total net revenues	21.8%	17.5%
Non-GAAP operating income, as a percent of total net revenues	26.3%	25.9%

BROCADE COMMUNICATIONS SYSTEMS, INC. RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES—Continued (Unaudited)

	For the Year Ended
	October 31, 2015	November 1, 2014
	(In thousands, except per share amounts)
Net income and net income per share reconciliation
Net income on a GAAP basis	$340,362	$237,971
Total net income impact from non-GAAP adjustments	95,663	164,715
Non-GAAP net income	$436,025	$402,686
Non-GAAP net income per share—basic	$1.04	$0.93
Non-GAAP net income per share—diluted	$1.01	$0.90
Shares used in non-GAAP per share calculation—basic	420,331	435,258
Shares used in non-GAAP per share calculation—diluted	430,556	446,859